                                                          Exhibit 99.1







IMMEDIATELY
-----------


            THE BANK OF NEW YORK COMPANY, INC. REPORTS
         THIRD QUARTER EPS OF 51 CENTS, UP 11% vs. YEAR-AGO;
  STRONG SECURITIES SERVICING REVENUE AND NET INTEREST INCOME GROWTH

NEW YORK, N.Y., October 20, 2005 -- The Bank of New York Company, Inc. (NYSE:
BK) reported today third quarter net income of $389 million and diluted earnings per share of 51 cents, compared with net income of $354 million and diluted earnings per share of 46 cents in the third quarter of 2004, and net income of $398 million and diluted earnings per share of 52 cents in the second quarter of 2005. Year-to-date net income was $1,166 million, or $1.51 of diluted earnings per share, compared to $1,089 million, or $1.40 of diluted earnings per share in 2004.

Third Quarter 2005 Highlights

  *   Positive operating leverage over the year-ago quarter.
  *   Securities servicing fees up 18% versus the year-ago quarter.
  *   Net interest income up 15% over the year-ago quarter.
  * Foreign exchange and other trading revenues up 39% from the third quarter of 2004.
  * Agreed to acquire Alcentra Group Ltd., an international asset management group (announced October 18, 2005).
  *   New marketing alliances with leading clients in key growth markets.

     Chairman and Chief Executive Officer Thomas A. Renyi stated, "We are pleased with our performance this quarter and particularly the achievement of positive operating leverage. This is about making our own growth - expanding client relationships and winning new ones. Our credit performance remains strong, and our cost re-engineering efforts continue to be effective.
     "We believe the true earnings power of our franchise is becoming steadily more apparent and we are committed to delivering more to the bottom line by increasing the operating margins of our businesses. We remain focused on achieving annual positive operating leverage, as our efforts to manage the cost base lower through various programs continue to bear fruit. And we are laying the foundation for 2006 through acquisitions like Alcentra and by pursuing new business opportunities in faster-growing markets around the world. The Nordea alliance, under which we will jointly market and deliver custody services in the Nordic and Baltic Sea regions, is a timely example of how we are working to penetrate high-growth markets throughout Europe and Asia in the most effective and economical manner. We will seize this and other opportunities to create our own growth and pursue our goals for superior performance."

SECURITIES SERVICING FEES

                                             Percent Inc/(Dec)
                                             -----------------  Year-to-date  Percent
                                             3Q05 vs. 3Q05 vs. --------------   Inc/
(In millions)            3Q05   2Q05   3Q04    2Q05     3Q04    2005    2004   (Dec)
                        ------ ------ ------ -------- -------- ------  ------ -------
Execution and
 Clearing Services      $  314 $  294 $  262       7%      20% $  901  $  844      7%

Investor Services          265    265    228       -       16     793     683     16

Issuer Services            170    159    141       7       21     468     433      8

Broker-Dealer Services      57     58     53      (2)       8     171     156     10
                        ------ ------ ------                   ------  ------
Securities
  Servicing Fees        $  806 $  776 $  684       4       18  $2,333  $2,116     10
                        ====== ====== ======                   ======  ======

     Securities servicing fee growth over the year-ago period reflects solid growth across all business segments. On a sequential-quarter basis, fees were up 4%, reflecting strong growth in issuer services as well as the early success of the Lynch, Jones & Ryan, Inc. ("LJR") acquisition within execution and clearing.
     Execution and clearing fees were up considerably from 2004, reflecting good organic growth at Pershing and in the execution businesses, as well as the additional revenues from the LJR acquisition. Excluding the impact of the LJR acquisition, execution and clearing revenues were still up on a quarterly basis and demonstrated strong growth year-over-year. The organic growth over the prior quarter was principally driven by the significant increase in revenues from transition management. Pershing's revenues were essentially flat sequentially. The execution and clearing businesses include institutional agency brokerage, electronic trading, transition management services, independent research and through Pershing, correspondent clearing services such as clearing, execution, financing, and custody for introducing broker-dealers.
     Investor services fees rose significantly from the year-ago quarter due to strong performance across all business lines, which include global fund services, global custody, securities lending, global liquidity services and outsourcing. Global fund services was favorably impacted by new business and higher international transaction volumes, while securities lending improved year-over-year due to higher loan volumes driven by new business wins as well as a favorable spread environment. Sequential performance was flat as a seasonal slowdown in securities lending was offset by solid results across most businesses.
     Issuer services fees increased substantially versus the year-ago quarter due to an increase in trading volumes and corporate actions in depositary receipts, as well as continued strength in international issuance and structured products in corporate trust. The same trends drove improved sequential performance in depositary receipts. In corporate trust, international issuance was seasonally slower, which was offset by strength in structured, municipal, and corporate products.
     Broker-dealer services fees improved versus the year-ago period as a result of increased collateral management activity and higher volumes in government securities clearance. Sequential performance was marginally lower, as higher fees from collateral management were offset by lower volumes in government securities clearance.

NONINTEREST INCOME

                                             Percent Inc/(Dec)
                                             -----------------   Year-to-Date  Percent
                                             3Q05 vs.  3Q05 vs. --------------   Inc/
(In millions)             3Q05   2Q05   3Q04    2Q05      3Q04    2005    2004   (Dec)
                        ------ ------ ------ --------  -------  ------  ------ -------
Servicing Fees
  Securities            $  806 $  776 $  684       4%      18%  $2,333  $2,116     10%
  Global Payment
   Services                 75     76     85      (1)     (12)     226     247     (9)
                        ------ ------ ------                    ------  ------
                           881    852    769       3       15    2,559   2,363      8
Private Client
 Services and Asset
 Management Fees           120    122    113      (2)       6      363     333      9
Service Charges and Fees    93    103     98     (10)      (5)     288     286      1
Foreign Exchange and
 Other Trading Activities   93    103     67     (10)      39      292     273      7
Securities Gains            15     23     14     (35)       7       50      59    (15)
Other*                      46     53     38     (13)      21      130     160    (19)
                        ------ ------ ------                    ------  ------
Total Noninterest
  Income                $1,248 $1,256 $1,099      (1)      14   $3,682  $3,474      6
                        ====== ====== ======                    ======  ======

*See Note (3).

     The increase in noninterest income versus the third quarter and year-to-date periods of 2004 reflects broadly stronger performance in securities servicing, foreign exchange and other trading, and private client services and asset management. The sequential decline in noninterest income primarily reflects declines in foreign exchange and other trading, service charges and fees, and securities gains.
     Global payment services fees were lower than the third quarter and year-to-date periods of 2004 and on a sequential-quarter basis. The decline reflects customers choosing to pay with higher compensating balances, which benefits net interest income. On an invoiced services basis, total revenue was up 6% over the third quarter of 2004 and 3% sequentially.
     Private client services and asset management fees for the third quarter were up from the third quarter of 2004 reflecting higher fees at Ivy Asset Management. The sequential quarter decrease reflects higher asset management fees which were more than offset by seasonally lower private client fees. Total assets under management were $107 billion, up from $97 billion a year ago and $105 billion at June 30, 2005.
     Service charges and fees were down from the third quarter of 2004 and from the second quarter of 2005. For the nine months of 2005, service charges and fees increased slightly from 2004. The sequential quarter decrease reflects lower capital markets fees due to seasonally lower market activity.
     Foreign exchange and other trading revenues were up significantly from the third quarter of 2004 and down on a sequential-quarter basis. The positive variance year-over-year results from significantly higher client activity in foreign exchange as well as more favorable markets in interest rate derivatives. Sequential quarter results were impacted by a decline in fixed income trading, lower retail flows at Pershing, and a seasonal slowdown in foreign exchange activity.

     Securities gains in the third quarter were up from the third quarter of 2004 and down from the second quarter of 2005. The sequential quarter decrease reflects lower gains in the Company's sponsor fund portfolio. Securities gains declined in the first nine months of 2005 versus a year ago reflecting $19 million of realized gains on four sponsor fund investments recorded in the first quarter of 2004.
     Other noninterest income increased versus the third quarter of 2004 and decreased from the second quarter of 2005. The third quarter of 2005 included gains on the sale of certain Community Reinvestment Act ("CRA") investments of $12 million ($5 million after related tax considerations) and four New York Stock Exchange seats of $6 million ($4 million after-tax). On a year-to-date basis, other noninterest income also included a $17 million gain on the second quarter 2005 sale of the Company's interest in Financial Models Company, Inc. For the nine months ended September 30, 2005, other noninterest income was down from the nine months ended September 30, 2004, primarily reflecting a 2004 pre-tax gain of $48 million on the sale of a portion of the Company's investment in Wing Hang Bank Limited. See Note 1.

NET INTEREST INCOME

                                        Percent Inc/(Dec)      Year-to-Date            Percent
                                        -----------------  -----------------------    Inc/(Dec)
(Dollars in millions)                   3Q05 vs. 3Q05 vs.    2005   2004    2004   ---------------
                     3Q05   2Q05   3Q04   2Q05     3Q04           Reported Core**  Reported Core**
                     ----   ----  ---- -------- --------  ----------------------- ---------------
Net Interest Income  $492   $470  $428     5%      15%     $1,417 $  1,118 $1,263      27%     12%
Tax Equivalent
  Adjustment*           8      7     8                         21       20     20
                     ----   ----  ----                     ------ -------- ------
Net Interest
  Income on a Tax
  Equivalent Basis   $500   $477  $436     5       15      $1,438 $  1,138 $1,283      26      12
                     ====   ====  ====                     ====== ======== ======
Net Interest Rate
 Spread              1.84%  1.84% 1.88%                     1.87%    1.62%  1.86%
Net Yield
 on Interest
 Earning Assets      2.42   2.34  2.18                      2.37     1.88   2.11

*  See Note (2).

** Excludes SFAS 13 adjustment.  See Note 1.

     The increases in net interest income over 2004 reflect the higher value of interest-free deposits as short-term rates increased, as well as growth in earning assets. The third quarter of 2005 also includes $4 million ($3 million after-tax) related to the recognition of interest on nonaccrual loans that were sold. In addition, the increase from the prior quarter also reflects asset-sensitive interest rate positioning, driven in part by the continued expansion of deposit spreads and increased liquidity generated by servicing activities.

NONINTEREST EXPENSE AND INCOME TAXES

                                              Percent Inc/(Dec)
                                              -----------------  Year-to-date  Percent
                                              3Q05 vs. 3Q05 vs. --------------   Inc/
(In millions)              3Q05   2Q05   3Q04   2Q05     3Q04     2005    2004   (Dec)
                         ------ ------ ------ -------- -------- ------  ------ -------
Salaries &
  Employee Benefits      $  644 $  640 $ 564      1%      14%  $1,902  $1,708    11%
Net Occupancy                79     82    77     (4)       3      239     230     4
Furniture & Equipment        52     51    51      2        2      155     153     1
Clearing                     49     42    39     17       26      137     131     5
Sub-custodian Expenses       25     24    21      4       19       72      65    11
Software                     54     55    52     (2)       4      162     151     7
Communications               24     22    22      9        9       69      69     -
Amortization
 of Intangibles              10     10     9      -       11       28      26     8
Other                       198    197   164      1       21      571     492    16
                         ------ ------ -----                   ------  ------
Total Noninterest
   Expense               $1,135 $1,123 $ 999      1       14   $3,335  $3,025    10
                         ====== ====== =====                   ======  ======

     Noninterest expense was up compared with the third quarter of 2004 and the second quarter of 2005. The increase versus the year-ago quarter reflects increased staffing and clearing costs associated with new business and acquisitions, as well as higher pension and option expenses, expanded occupancy costs associated with business continuity, and higher legal and consulting costs. Other expenses in the third quarter included $14 million (both pre- and after-tax) of expenses associated with an anticipated settlement of the previously disclosed Russian funds transfer matter. The sequential increase reflects higher salaries & employee benefits and clearing expenses tied to the LJR acquisition.
     Relative to the year-ago quarter, salaries & employee benefits expense increased reflecting higher pension and stock option expense as well as higher staffing levels associated with growth in investor services and expansion of certain staff functions. Salaries & employee benefits expense for the third quarter increased slightly on a sequential quarter basis, reflecting the LJR acquisition. For the first nine months of 2005, salaries & employee benefit expense also was higher, reflecting many of these same factors affecting the year-over-year quarterly comparison.
     Occupancy expenses were down sequentially as a result of a write-off in the second quarter. On a year-to-date basis, occupancy expenses were up from 2004 primarily reflecting business continuity initiatives and higher energy costs. Occupancy expense in 2004 included lease termination expenses of $8 million recorded in the first quarter of 2004.
     The increase in clearing expenses both year-over-year and sequentially reflects the LJR acquisition. Communication expense was up sequentially reflecting the start-up of the Company's new out-of-region data center.
     The effective tax rate for the third quarter of 2005 was 34.7%, compared to 32.8% in the third quarter of 2004 and 33.4% in the second quarter of 2005. The effective tax rate for the nine months period ended September 30, 2005 was 33.7%, compared with 29.5% for the nine months period ended September 30, 2004. The increase in the year-to-date period reflects the benefit associated with the SFAS 13 leasing adjustment related to the Company's leasing portfolio in the first quarter of 2004. The sequential quarter increase principally reflects the nondeductibility of the amount associated with the anticipated settlement referenced above and the tax impact on the sale of the CRA investments. The effective tax rates in all periods reflect a reclassification related to Section 42 tax credits. See Note 3.


CREDIT LOSS PROVISION AND NET CHARGE-OFFS

                                 3rd       2nd       3rd
                               Quarter   Quarter   Quarter     Year-to-date
(In millions)                    2005      2005      2004      2005     2004
                               -------   -------   -------   -----------------
Provision                      $    10   $     5   $     -   $     5  $     22
                               =======   =======   =======   =======   =======
Net Charge-offs:
  Commercial                   $    (2)  $    (2)  $    (4)  $    (7)  $   (21)
  Foreign                           (2)       (4)       (9)       (6)      (26)
  Regional Commercial               (3)        2        (1)       (3)       (1)
  Consumer                          (6)       (7)       (5)      (18)      (22)
                               --------  --------  --------  --------  --------
     Total                     $   (13)  $   (11)  $   (19)  $   (34)  $   (70)
                               =======   =======   =======   =======   =======

LOANS

                                    September 30,       June 30,  September 30,
(Dollars in millions)                       2005           2005           2004
                                    ------------   ------------   ------------
Margin Loans                        $      6,320   $      6,055   $      5,911
Non-Margin Loans                          35,823         34,626         31,208
                                    ------------   ------------   ------------
Total Loans                         $     42,143   $     40,681   $     37,119
                                    ============   ============   ============

Allowance for Loan Losses           $        561   $        562   $        598
Allowance for Lending-Related
  Commitments                                146            148            158
                                    ------------   ------------   ------------
Total Allowance for Credit Losses   $        707   $        710   $        756
                                    ============   ============   ============

Allowance for Loan Losses
  As a Percent of Total Loans               1.33%          1.38%          1.61%
Allowance for Loan Losses
  As a Percent of Non-Margin Loans          1.57           1.62           1.92
Total Allowance for Credit Losses
  As a Percent of Total Loans               1.68           1.75           2.04
Total Allowance for Credit Losses
  As a Percent of Non-Margin Loans          1.97           2.05           2.42

NONPERFORMING ASSETS

                                                              Change      Percent
                                                            9/30/05 vs.     Inc/
(Dollars in millions)                 9/30/05     6/30/05     6/30/05      (Dec)
                                    ---------   ---------   -----------   --------

Loans:
     Commercial                     $      35   $      78   $      (43)     (55)%
     Foreign                               15          15            -        -
     Other                                 57          47           10       21
                                    ---------   ---------   -----------
  Total Nonperforming Loans               107         140          (33)     (24)
     Other Real Estate                      -           -            -        -
                                    ---------   ---------   -----------
  Total Nonperforming Assets        $     107   $     140   $      (33)     (24)
                                    =========   =========   ===========

Nonperforming Assets Ratio                0.3%        0.4%
Allowance for Loan
   Losses/Nonperforming Loans           524.9       400.5
Allowance for Loan
   Losses/Nonperforming Assets          524.9       400.5
Total Allowance for Credit
   Losses/Nonperforming Loans           661.2       506.1
Total Allowance for Credit
   Losses/Nonperforming Assets          661.2       506.1


     The sequential quarter decrease in nonperforming loans primarily reflects the Company's partial sale of exposure to a cable operator that is categorized as nonperforming.

OTHER DEVELOPMENTS

     In July 2005, the Company signed a definitive agreement to acquire the bond administration business of Marshall & Ilsley Trust Company N.A., and M&I Marshall & Ilsley Bank (together, "M&I"), where they act as bond trustee, paying/fiscal agent, master trustee, transfer agent and/or registrar. The transaction involves the acquisition of approximately 560 bond trusteeships and agency appointments, representing $4.8 billion of principal debt outstanding for an estimated 225 clients.
     In August 2005, the Company and Nordea, the leading financial services provider in the Nordic region, have entered into a strategic agreement to provide global custody and selected related services to Nordea's institutional clients in the Nordic and Baltic Sea regions. The scope of the agreement involves approximately EUR 240 billion of assets which represent about half of Nordea's EUR 500 billion assets under custody.
     In August 2005, the Company announced a strategic arrangement with IL&FS Trust Company Limited ("ITCL"), a leading provider of trust and fiduciary services in India. The arrangement between the two organizations will provide Indian issuers with access to the Company's global network, a comprehensive array of services to the international capital markets, and leading-edge technology capabilities. Under the arrangement, ITCL will perform corporate trust services in India, and the Company will provide offshore services.
     In October 2005, the Company announced a marketing alliance with National Australia Bank ("National"). The arrangement will enable the Company to offer commission recapture services to National's custody clients in Australia and New Zealand. The alliance continues the strategic international build-out of the Company's transition management and commission recapture capabilities, which has included the opening of its Sydney office and acquisition of LJR.
     On October 18, 2005, the Company announced a definitive agreement to acquire Alcentra Group Limited, an international asset management group focused on funds that invest in sub-investment grade debt. Alcentra's management team will retain a 20 percent interest. Alcentra has operations in London and Los Angeles and currently manages 15 different investment funds with over $6.2 billion of assets. The transaction is expected to close by year-end, subject to regulatory approval and other customary conditions of closing.
     Construction of the new data center in the mid-south region of the U.S. has been completed and the Company has obtained a certificate of occupancy. The data center is expected to be operating at two-thirds capacity in early November and fully operational next year. The new data center will improve the geographic diversification and resilience of the Company's operations and will support the processing needs of the Company's institutional and retail customers.

CONFERENCE CALL INFORMATION

     Thomas A. Renyi, chairman and chief executive officer, and Bruce W. Van Saun, senior executive vice president and chief financial officer, will review the quarterly results in a live conference call and audio webcast today at 8:00 a.m. ET.

     The presentation will be accessible from the Company's website at

   * www.bankofny.com/earnings and
   * By telephone at (888) 677-2456 within the United States or
     (517) 623-4161 internationally.
   * Passcode is "The Bank of New York."
   * Replay of the call will be available through the Company's website and also by telephone at (800) 945-7247 within the United States or (203) 369-3951 internationally.

    The Bank of New York Company, Inc. (NYSE: BK) is a global leader in providing a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide. The Company has a long tradition of collaborating with clients to deliver innovative solutions through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services. The Company's extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has consistently played a prominent role in the evolution of financial markets worldwide.


                          ***************************


                               THE BANK OF NEW YORK COMPANY, INC.
                                      Financial Highlights
                        (Dollars in millions, except per share amounts)
                                           (Unaudited)

                                            September 30,    June 30,      September 30,
                                                2005           2005            2004
                                            -------------  -------------   -------------
  Quarter
  -------
  Revenue (tax equivalent basis)            $      2,126   $       2,077   $      1,747
  Net Income                                         389             398            354
  Basic EPS                                         0.51            0.52           0.46
  Diluted EPS                                       0.51            0.52           0.46
  Cash Dividends Per Share                          0.21            0.20           0.20
  Return on Average Common
   Shareholders' Equity                            16.15%          17.12%         15.90%
  Return on Average Assets                          1.53            1.59           1.45
  Efficiency Ratio                                  65.5            65.7           65.2

  Year-to-date
  ------------
  Revenue (tax equivalent basis)            $      6,103   $       3,995   $      5,197
  Net Income                                       1,166             777          1,089
  Basic EPS                                         1.52            1.01           1.41
  Diluted EPS                                       1.51            1.00           1.40
  Cash Dividends Per Share                          0.61            0.40           0.59
  Return on Average Common
    Shareholders' Equity                           16.59%          16.82%         16.73%
  Return on Average Assets                          1.56            1.57           1.47
  Efficiency Ratio                                  65.8            65.9           66.0


  Assets                                    $    101,766   $     103,063   $     93,175
  Loans                                           42,143          40,681         37,119
  Securities                                      26,230          25,779         23,246
  Deposits - Domestic                             34,807          37,921         34,786
           - Foreign                              26,270          26,076         23,654
  Long-Term Debt                                   7,529           7,586          6,137
  Common Shareholders' Equity                      9,608           9,471          9,054

  Common Shareholders'
   Equity Per Share                         $      12.48   $       12.29   $      11.66
  Market Value Per Share
   of Common Stock                                 29.41           28.78          29.17

  Allowance for Loan Losses as
   a Percent of Total Loans                         1.33%           1.38%          1.61%
  Allowance for Loan Losses as
   a Percent of Non-Margin Loans                    1.57            1.62           1.92
  Total Allowance for Credit Losses as
   a Percent of Total Loans                         1.68            1.75           2.04
  Total Allowance for Credit Losses as
   a Percent of Non-Margin Loans                    1.97            2.05           2.42


  Tier 1 Capital Ratio                              7.93            8.07           8.09
  Total Capital Ratio                              12.20           12.49          12.09
  Leverage Ratio                                    6.59            6.55           6.38
  Tangible Common Equity Ratio                      5.32            5.26           5.49

  Employees                                       23,081          22,993         23,034





                               THE BANK OF NEW YORK COMPANY, INC.
                                      Financial Highlights
                        (Dollars in millions, except per share amounts)
                                           (Estimated)

                                            September 30,    June 30,      September 30,
                                                2005           2005            2004
                                            -------------  -------------   -------------
  Assets Under Custody (In trillions)
  -----------------------------------
  Assets Under Custody                      $       10.3   $        10.3   $        8.9

   Equity Securities                                  31%             35%            33%
   Fixed Income Securities                            69              65             67

   Cross-Border Assets                               3.1             2.9            2.5

  Assets Under Management (In billions)
  -------------------------------------
  Total Assets Under Management             $        107   $         105   $         97
   Equity Securities                                  34%             34%            35%
   Fixed Income Securities                            21              21             21
   Alternative Investments                            14              14             15
   Liquid Assets                                      31              31             29


Notes:
(1) Other First Quarter Developments in 2004 is summarized in the following table:

(In millions)
                        Income Statement  Pre-Tax         After-Tax
Item                        Caption        Income   Tax    Income
--------------------    ----------------  -------  -----  ---------
Net Interest Income(a)
---------------------
SFAS 13 cumulative
 lease adjustment -      Net Interest
  leasing portfolio         Income        $  (145) $ 113  $    (32)

Noninterest Income(b)
--------------------
Gain on sale of
 Wing Hang               Other Income          48    (21)       27

Gain on sponsor          Securities
 fund investments           Gains              19     (7)       12

Subtotal- Noninterest                     -------  -----  --------
 Income                                        67    (28)       39

Noninterest Expense(c)
---------------------
Severance tied to        Salaries &
 relocations              Employee Benefits   (10)     4        (6)

Lease terminations       Net Occupancy         (8)     3        (5)

Subtotal-Noninterest                      -------  -----  --------
 Expense                                      (18)     7       (11)
                                          -------  -----  --------
Total                                     $   (96) $  92  $     (4)
                                          =======  =====  ========

   (a) An after-tax charge of $32 million resulting from a cumulative adjustment to the leasing portfolio, which was triggered under Statement of Financial Accounting Standards No. 13 "Accounting for Leases" ("SFAS 13") by the combination of a reduction in state and local taxes and a restructuring of the lease portfolio completed in the first quarter. The SFAS 13 adjustment impacts the timing of lease income reported by the Company, and resulted in a reduction in net interest income of $145 million, offset by tax benefits of $113 million.

   (b) A $27 million after-tax gain on the sale of a portion of the Company's interest in Wing Hang Bank Limited ("Wing Hang"), a Hong Kong based bank, which was recorded in other income, and $19 million ($12 million after-tax) of higher than anticipated securities gains in the first quarter resulting from realized gains on sponsor fund investments in Kinkos, Inc., Bristol West Holdings, Inc., Willis Group Holdings, Ltd., and True Temper Sports, Inc.

   (c) The Company also took several actions associated with its long-term cost reduction initiatives. These actions included an after-tax severance charge of $6 million related to staff reductions tied to job relocations and a $5 million after-tax charge for terminating high cost leases associated with the staff redeployments.

(2) A number of amounts related to net interest income are presented on a "taxable equivalent basis". The Company believes that this presentation provides comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards.

(3) The Company participates in unconsolidated investments that own real estate qualifying for low income housing tax credits based on Section 42 of the Internal Revenue Code. The Company's share of operating losses generated by these investments is recorded as other income. The Company has historically netted the tax credits generated by these investments against the related operating losses. The Company has reviewed this accounting method and has decided to record these tax credits as a reduction of income tax expense. Prior period results for other income and income tax expense have been reclassified and did not have an impact on net income. See pages 43 to 45 of the Company's June 30, 2005 Form 10-Q.


FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market and trading activity, changes in customer credit quality, market performance, the effects of capital reallocation, portfolio performance, changes in regulatory expectations and standards, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements and Factors That Could Affect Future Results" in the Company's 2004 Form 10-K and Second Quarter 2005 Form 10-Q which have been filed with the SEC and are available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events that have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached.)


Contact Information
Media:                                                Investors:
---------                                             -------------
R. Jeep Bryant, MD                                    Joseph F. Murphy, MD
(212) 635-1569                                        (212) 635-7740

                                                      Gregg A. Scheuing, VP
                                                      (212) 635-1578

                                                      James S. Rhodes, AVP
                                                      (212) 635-7062

                                   THE BANK OF NEW YORK COMPANY, INC.
                                   Consolidated Statements of Income
                            (Dollars in millions, except per share amounts)
                                              (Unaudited)
                                                               For the three         For the nine
                                                                months ended         months ended
                                                               September 30,         September 30,
                                                              2005       2004       2005      2004
                                                             ------     ------     ------    ------
Interest Income
---------------
Loans                                                        $  392     $  290     $1,082    $  680
Margin loans                                                     71         40        188       108
Securities
  Taxable                                                       253        181        694       543
  Exempt from Federal Income Taxes                               10         10         30        30
                                                             ------     ------     ------    ------
                                                                263        191        724       573
Deposits in Banks                                                68         77        206       224
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                        38         20        102        53
Trading Assets                                                   38         11         98        34
                                                             ------     ------     ------    ------
    Total Interest Income                                       870        629      2,400     1,672
                                                             ------     ------     ------    ------
Interest Expense
----------------
Deposits                                                        248        139        652       384
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                     9          4         23        10
Other Borrowed Funds                                             13          9         33        27
Customer Payables                                                35         14         88        38
Long-Term Debt                                                   73         35        187        95
                                                             ------     ------     ------    ------
    Total Interest Expense                                      378        201        983       554
                                                             ------     ------     ------    ------
Net Interest Income                                             492        428      1,417     1,118
-------------------
Provision for Credit Losses                                      10          -          5        22
                                                             ------     ------     ------    ------
Net Interest Income After Provision for Credit Losses           482        428      1,412     1,096
                                                             ------     ------     ------    ------
Noninterest Income
------------------
Servicing Fees
 Securities                                                     806        684      2,333     2,116
 Global Payment Services                                         75         85        226       247
                                                             ------     ------     ------    ------
                                                                881        769      2,559     2,363
Private Client Services and Asset Management Fees               120        113        363       333
Service Charges and Fees                                         93         98        288       286
Foreign Exchange and Other Trading Activities                    93         67        292       273
Securities Gains                                                 15         14         50        59
Other                                                            46         38        130       160
                                                             ------     ------     ------    ------
    Total Noninterest Income                                  1,248      1,099      3,682     3,474
                                                             ------     ------     ------    ------
Noninterest Expense
-------------------
Salaries and Employee Benefits                                  644        564      1,902     1,708
Net Occupancy                                                    79         77        239       230
Furniture and Equipment                                          52         51        155       153
Clearing                                                         49         39        137       131
Sub-custodian Expenses                                           25         21         72        65
Software                                                         54         52        162       151
Communications                                                   24         22         69        69
Amortization of Intangibles                                      10          9         28        26
Other                                                           198        164        571       492
                                                             ------     ------     ------    ------
    Total Noninterest Expense                                 1,135        999      3,335     3,025
                                                             ------     ------     ------    ------
Income Before Income Taxes                                      595        528      1,759     1,545
Income Taxes                                                    206        174        593       456
                                                             ------     ------     ------    ------
Net Income                                                   $  389     $  354     $1,166    $1,089
----------                                                   ======     ======     ======    ======
Per Common Share Data:
----------------------
   Basic Earnings                                            $ 0.51     $ 0.46     $ 1.52    $ 1.41
   Diluted Earnings                                            0.51       0.46       1.51      1.40
   Cash Dividends Paid                                         0.21       0.20       0.61      0.59
Diluted Shares Outstanding                                      769        778        773       778


                                   THE BANK OF NEW YORK COMPANY, INC.
                                      Consolidated Balance Sheets
                            (Dollars in millions, except per share amounts)
                                             (Unaudited)
                                                      September 30, 2005       December 31, 2004
                                                      ------------------       -----------------
Assets
------
Cash and Due from Banks                               $            3,493       $           3,886
Interest-Bearing Deposits in Banks                                 7,058                   8,192
Securities
  Held-to-Maturity                                                 2,071                   1,886
  Available-for-Sale                                              24,159                  21,916
                                                      ------------------       -----------------
    Total Securities                                              26,230                  23,802
Trading Assets at Fair Value                                       6,292                   4,627
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                          3,572                   5,708
Loans (less allowance for loan losses of $561 in 2005
  and $591 in 2004)                                               41,582                  35,190
Premises and Equipment                                             1,040                   1,097
Due from Customers on Acceptances                                    175                     137
Accrued Interest Receivable                                          357                     285
Goodwill                                                           3,613                   3,477
Intangible Assets                                                    813                     793
Other Assets                                                       7,541                   7,335
                                                      ------------------       -----------------
     Total Assets                                     $          101,766       $          94,529
                                                      ==================       =================
Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)   $           16,289       $          17,442
 Interest-Bearing
   Domestic Offices                                               18,966                  18,692
   Foreign Offices                                                25,822                  22,587
                                                      ------------------       -----------------
     Total Deposits                                               61,077                  58,721
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                                 3,349                   1,205
Trading Liabilities                                                3,000                   2,873
Payables to Customers and Broker-Dealers                           8,103                   8,664
Other Borrowed Funds                                               1,270                     533
Acceptances Outstanding                                              176                     139
Accrued Taxes and Other Expenses                                   4,552                   4,452
Accrued Interest Payable                                             132                     113
Other Liabilities (including allowance for
  lending-related commitments of
  $146 in 2005 and $145 in 2004)                                   2,970                   2,418
Long-Term Debt                                                     7,529                   6,121
                                                      ------------------       -----------------
     Total Liabilities                                            92,158                  85,239
                                                      ------------------       -----------------
Shareholders' Equity
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  1,048,772,989 shares in 2005 and
  1,044,841,603 shares in 2004                                     7,866                   7,836
 Additional Capital                                                1,865                   1,790
 Retained Earnings                                                 6,843                   6,162
 Accumulated Other Comprehensive Income                             (104)                     (6)
                                                      ------------------       -----------------
                                                                  16,470                  15,782
 Less: Treasury Stock (278,556,517 shares in 2005
        and 266,720,629 shares in 2004), at cost                   6,852                   6,492
       Loan to ESOP (305,261 shares in 2005), at cost                 10                       -
                                                      ------------------       -----------------
     Total Shareholders' Equity                                    9,608                   9,290
                                                      ------------------       -----------------
     Total Liabilities and Shareholders' Equity       $          101,766       $          94,529
                                                      ==================       =================
------------------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date.



                                  THE BANK OF NEW YORK COMPANY, INC.
                      Average Balances and Rates on a Taxable Equivalent Basis
                                           (Preliminary)
                                       (Dollars in millions)

                                              For the three months       For the three months
                                            ended September 30, 2005   ended September 30, 2004
                                         ----------------------------  ----------------------------
                                          Average             Average   Average             Average
                                          Balance   Interest   Rate     Balance   Interest   Rate
                                         ----------------------------  ----------------------------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                     $   8,629  $     68    3.13%  $  11,416  $     77    2.69%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements           4,465        38    3.37       6,443        20    1.22
Margin Loans                                 6,392        71    4.40       6,315        40    2.50
Loans
 Domestic Offices                           22,955       271    4.69      21,333       218    4.06
 Foreign Offices                            10,561       121    4.53       9,939        72    2.89
                                         ---------  --------           ---------  --------
   Non-Margin Loans                         33,516       392    4.64      31,272       290    3.69
                                         ---------  --------           ---------  --------
Securities
 U.S. Government Obligations                   228         2    3.55         450         3    2.64
 U.S. Government Agency Obligations          3,956        41    4.19       3,560        30    3.37
 Obligations of States and
  Political Subdivisions                       231         4    6.59         227         4    8.29
 Other Securities                           21,227       224    4.23      18,137       162    3.57
 Trading Securities                          3,361        38    4.49       1,587        11    2.81
                                         ---------  --------           ---------  --------
   Total Securities                         29,003       309    4.27      23,961       210    3.52
                                         ---------  --------           ---------  --------
Total Interest-Earning Assets               82,005       878    4.25%     79,407       637    3.19%
                                                    --------           ---------  --------
Allowance for Credit Losses                   (562)                         (592)
Cash and Due from Banks                      2,974                         3,027
Other Assets                                16,493                        15,513
                                         ---------                     ---------
   TOTAL ASSETS                          $ 100,910                     $  97,355
                                         =========                     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts              $   6,827  $     30    1.74%  $   6,474  $     13    0.83%
 Savings                                     8,637        27    1.23       9,296        16    0.70
 Certificates of Deposit
  $100,000 & Over                            3,137        28    3.56       3,640        14    1.56
 Other Time Deposits                         1,529        11    2.84         934         4    1.61
 Foreign Offices                            25,887       152    2.33      25,227        92    1.44
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Deposits           46,017       248    2.14      45,571       139    1.22
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                  1,245         9    2.96       1,572         4    1.12
Other Borrowed Funds                         1,716        13    3.10       2,416         9    1.51
Payables to Customers and Broker-Dealers     5,714        35    2.41       5,785        14    0.95
Long-Term Debt                               7,568        73    3.81       6,083        35    2.26
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Liabilities        62,260       378    2.41%     61,427       201    1.31%
                                                    --------           ---------  --------
Noninterest-Bearing Deposits                15,815                        14,576
Other Liabilities                           13,271                        12,489
Common Shareholders' Equity                  9,564                         8,863
                                         ---------                     ---------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                  $ 100,910                     $  97,355
                                         =========                     =========
Net Interest Earnings
 and Interest Rate Spread                           $    500    1.84%             $    436    1.88%
                                                    ========  =======             ========  =======
Net Yield on Interest-Earning Assets                            2.42%                         2.18%
                                                              =======                       =======


                                       THE BANK OF NEW YORK COMPANY, INC.
                          Average Balances and Rates on a Taxable Equivalent Basis
                                                 (Preliminary)
                                             (Dollars in millions)

                                                For the nine months         For the nine months
                                              ended September 30, 2005    ended September 30, 2004
                                             --------------------------  --------------------------
                                             Average            Average  Average            Average
                                             Balance  Interest   Rate    Balance  Interest   Rate
                                             -------  --------  -------  -------  --------  -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                        $  9,207  $    206    2.99%  $11,960  $    224    2.50%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements             4,813       102    2.82     6,964        53    1.02
Margin Loans                                   6,380       188    3.94     6,330       108    2.29
Loans
 Domestic Offices                             22,606       760    4.50    21,547       483    2.99
 Foreign Offices                              10,336       322    4.17     9,364       197    2.81
                                            --------- --------          --------- --------
   Non-Margin Loans                           32,942     1,082    4.39    30,911       680    2.94
                                            --------- --------          --------- --------
Securities
 U.S. Government Obligations                     289         7    3.23       456         8    2.47
 U.S. Government Agency Obligations            3,690       110    3.97     3,955        98    3.29
 Obligations of States and
  Political Subdivisions                         214        11    7.03       236        13    7.23
 Other Securities                             20,449       617    4.02    18,136       474    3.48
 Trading Securities                            3,084        98    4.30     2,139        34    2.17
                                            --------- --------          --------- --------
   Total Securities                           27,726       843    4.06    24,922       627    3.36
                                            --------- --------          --------- --------
Total Interest-Earning Assets                 81,068     2,421    3.99%   81,087     1,692    2.79%
                                                      --------          --------- --------
Allowance for Credit Losses                     (578)                       (633)
Cash and Due from Banks                        3,342                       2,947
Other Assets                                  16,379                      15,728
                                            --------                    --------
   TOTAL ASSETS                             $100,211                    $ 99,129
                                            ========                    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts                 $  6,939  $     77    1.49%  $ 6,648  $     36    0.73%
 Savings                                       8,824        72    1.09     9,267        47    0.68
 Certificates of Deposit
  $100,000 & Over                              3,028        70    3.09     3,847        39    1.33
 Other Time Deposits                           1,101        20    2.37       967        11    1.55
 Foreign Offices                              25,896       413    2.13    25,874       251    1.30
                                            --------- --------          --------- --------
  Total Interest-Bearing Deposits             45,788       652    1.90    46,603       384    1.10
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                    1,262        23    2.44     1,599        10    0.82
Other Borrowed Funds                           1,831        33    2.43     2,400        27    1.50
Payables to Customers and Broker-Dealers       6,025        88    1.95     6,521        38    0.78
Long-Term Debt                                 7,223       187    3.21     6,143        95    2.04
                                            --------- --------          --------- --------
  Total Interest-Bearing Liabilities          62,129       983    2.12%   63,266       554    1.17%
                                                      --------          --------- --------
Noninterest-Bearing Deposits                  15,533                      14,465
Other Liabilities                             13,152                      12,701
Common Shareholders' Equity                    9,397                       8,697
                                            --------                    --------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                     $100,211                    $ 99,129
                                            ========                    ========
Net Interest Earnings
 and Interest Rate Spread                             $  1,438    1.87%           $  1,138    1.62%
                                                      ========  =======           ========  =======
Net Yield on Interest-Earning Assets                              2.37%                       1.88%
                                                                =======                     =======